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                                                                   EXHIBIT 21(a)

SUBSIDIARIES OF THE REGISTRANT AS OF MAY 30, 1999

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                                                              Jurisdiction In
                                                              Which Organized
                                                              ---------------

Alta Dena Certified Dairy, Inc.                               Delaware
Amboy Specialty Foods Company                                 Delaware
Barber Dairies, Inc.                                          Delaware
Bell Dairy Products, Inc.                                     Texas
Berkeley Farms, Inc.                                          California
Bowman Dairy Company, Inc.                                    Delaware
Coburg, Inc.                                                  South Carolina
Cream o'Weber Dairy, Inc.                                     Utah
Creamland Dairies, Inc.                                       New Mexico
Dean Dairy Products Company                                   Pennsylvania
Dean Dip and Dressing Company                                 Delaware
Dean Foods Company of California                              Delaware
Dean Foods Company of Indiana                                 Delaware
Dean Foods Products Company                                   Delaware
Dean Milk Company, Inc.                                       Kentucky
Dean Pickle and Specialty Products Company                    Wisconsin
DFC Transportation Company                                    Delaware
E.B.I. Foods, Ltd.                                            United Kingdom
Elgin Blenders, Inc.                                          Illinois
Gandy's Dairies, Inc.                                         Texas
H. Meyer Dairy Company                                        Delaware
Ice Cream Products, LLC                                       Illinois
Liberty Dairy Company                                         Michigan
McArthur Dairy, Inc.                                          Florida
Mayfield Dairy Farms, Inc.                                    Tennessee
Meadow Brook Dairy Company                                    Pennsylvania
Meadows Distributing Company                                  Illinois
Purity Dairies, Inc.                                          Tennessee
Reiter Dairy, Inc.                                            Ohio
Ryan Foods Company                                            Kentucky
Sani-Dairy, Inc.                                              Delaware
Schwartz Pickle Company                                       Delaware
T.G. Lee Foods, Inc.                                          Florida
Verifine Dairy Products Corporation of Sheyboygan             Wisconsin
W.B. Roddenbery Co., Inc.                                     Georgia
Wengert's Dairy, Inc.                                         Delaware

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The names of all other subsidiaries have been omitted from the above list because, when considered in the aggregate as a single subsidiary, they would not constitute a material subsidiary.